As Filed with the Securities and Exchange Commission on December 20, 2005

Registration No. 333-74014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

Post-Effective Amendment Number 6 to
Form S-1
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

_______________

Campbell Alternative Asset Trust
(Exact name of registrant as specified in its charter)

Delaware	6799	52-2238521
(State of Organization)	(Primary Standard Industrial	(I.R.S. Employer Identification
	Classification Number)	Number)

c/o Campbell & Company, Inc.
Court Towers Building
210 West Pennsylvania Avenue
Towson, Maryland 21204
(410) 296-3301
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

_______________

Theresa D. Becks
Campbell & Company, Inc.
Court Towers Building
210 West Pennsylvania Avenue
Towson, Maryland 21204
(410) 296-3301
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael J. Schmidtberger
Sidley Austin Brown & Wood LLP
787 Seventh Avenue
New York, New York 10019
(212) 839-5458
_______________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

_______________

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

_______________

Pursuant to the provisions of Rule 429 of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, the form of prospectus set forth herein also relates to the Registration Statement on Form S-1 (Registration Statement Number 333-37548 declared effective January 29, 2002) and constitutes Post-Effective Amendment Number 7 to such Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Campbell & Company has advanced certain of the offering expenses, as described in the Prospectus, for which it is being reimbursed by the Registrant in monthly installments up to the lesser of the actual amount of offering expenses advanced by Campbell & Company, Inc. or 0.9% of net assets of the Trust per annum. Because the Trust is now being offered exclusively for sale to the Campbell & Company, Inc. 401(k) Plan, Campbell & Company is bearing the responsibility for all offering expenses incurred going forward; such expenses will not be reimbursed by the Registrant.

Item 14. Indemnification of Directors and Officers.

Section 17 of the Trust Agreement (attached as Exhibit A to the Prospectus which forms a part of the Registration Statement Number 333-74014) provides for the indemnification of the Managing Owner and certain of its controlling persons by the Registrant in certain circumstances. Such indemnification is limited to claims sustained by such persons in connection with the Registrant; provided that such claims were not the result of negligence or misconduct on the part of Campbell & Company or such controlling persons. The Registrant is prohibited from incurring the cost of any insurance covering any broader indemnification than that provided above. Advances of Registrant funds to cover legal expenses and other costs incurred as a result of any legal action initiated against Campbell & Company by a unitholder are prohibited unless specific court approval is obtained.

Item 15. Recent Sales of Unregistered Securities.

On May 3, 2000, two Units of beneficial interest were sold to Campbell & Company for $2,000 in order to permit the filing of a Certificate of Trust for the Registrant. The sale of these Units were exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof. No discounts or commissions were paid in connection with the sale, and no other offeree or purchaser was solicited. There have been no other unregistered sales of Units.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement.

(a) Exhibits

Exhibit Number	Description of Document
1.01	Selling Agreement among the Trust, the Managing Owner,
PaineWebber Incorporated and the Selling Agent.(3)
1.02	Additional Selling Agreement among the Trust, the Managing
Owner and the Additional Selling Agent.(3)
3.01	Declaration of Trust and Trust Agreement of the Registrant
dated May 1, 2000.(1)
3.02	Statement of Trust of the Registrant.(2)
3.03	Amended and Restated Declaration of Trust and Trust
Agreement of the Registrant (included as Exhibit A to the
Prospectus).(7)
5.01(a)	Opinion of Sidley Austin Brown & Wood LLP relating to the
legality of the Units.(4)
5.01(b)	Opinion of Richards, Layton & Finger, P.A. relating to the
legality of the Units.(4)
8.01	Opinion of Sidley Austin Brown & Wood LLP with respect to
federal income tax consequences.(4)
10.01	Customer Agreement between the Trust and PaineWebber
Incorporated.(3)
10.02	Subscription Agreement and Power of Attorney (included as
Exhibit D to Prospectus)(7)
10.03	Escrow Agreement between the Partnership and Mercantile Safe
Deposit & Trust Company.(3)
10.04	International Swap Dealers Association, Inc. Master
Agreement between the Trust and ABN AMRO Bank N.V., Chicago
Branch(5)
10.05	Form of International Swap Dealers Association, Inc. Master
Agreement between the Trust and Deutsche Bank AG.(3)
16.01	Letter regarding change in Certifying Accountant (6)
23.01	Consent of Sidley Austin Brown & Wood LLP.(7)
23.02	Consent of Arthur F. Bell, Jr. & Associates, L.L.C.(7)
23.03	Consent of Richards, Layton & Finger, P.A.(7)
23.04	Consent of Deloitte & Touche LLP(7)
__________
(1)	This exhibit is included in exhibits filed by the Registrant as part of its Registration Statement on Form S-1 (No. 333-37548) on May 22, 2000 and is hereby incorporated by reference.
(2)
This exhibit is included in exhibits filed by the Registrant as part of its Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-37548) on November 9, 2000 and is hereby incorporated by reference.

(3)
This exhibit is included in exhibits filed by the Registrant as part of its Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-37548) on February 26, 2001 and is hereby incorporated by reference.

(4)	This exhibit is included in exhibits filed by the Registrant as part of its Registration Statement on Form S-1 (No. 333-74014) on November 27, 2001 and is hereby incorporated by reference.
(5)
This exhibit is included in exhibits filed by the Registrant as part of its Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-74014) on December 12, 2002 and is hereby incorporated by reference.

(6)	This exhibit is included in exhibits filed by the Registrant as part of its Report on Form 8-K (No. 000-33311) on September 27, 2005 and is hereby incorporated by reference.
(7)
This exhibit is included in exhibits filed by the Registrant as part of its Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 (No. 333-74014) on December 5, 2005 and is hereby incorporated by reference.

(b) Financial Statement Schedules.

No Financial Schedules are required to be filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S- 3 (§ 239.13 of this chapter) or Form F- 3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(ii) If the registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore in the State of Maryland on the 20th day of December, 2005.

CAMPBELL ALTERNATIVE ASSET TRUST

By: Campbell & Company, Inc. Managing Owner

By: /s/ BRUCE L. CLELAND
Bruce L. Cleland
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Managing Owner of the Registrant in the capacities and on the date indicated.

Signatures	Title with Registrant	Date

/s/ D. KEITH CAMPBELL	Chairman of the Board and Director	December 20, 2005
D. Keith Campbell

/s/ BRUCE L. CLELAND	President, Chief Executive Officer	December 20, 2005
Bruce L. Cleland	and Director (Principal Executive
Officer)

/s/ THERESA D. BECKS	Chief Financial Officer, Secretary,	December 20, 2005
Theresa D. Becks	Treasurer and Director (Principal
Financial Officer)

/s/ WILLIAM C. CLARKE, III	Executive Vice President and Director	December 20, 2005
William C. Clarke, III

/s/ JAMES M. LITTLE	Executive Vice President and Director	December 20, 2005
James M. Little

(Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of Campbell & Company, Inc.)

CAMPBELL & COMPANY, INC.	Managing Owner of Registrant	December 20, 2005

By: /s/ BRUCE L. CLELAND
Bruce L. Cleland
Chief Executive Officer